                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Northeast Utilities
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Theresa H. Allsop
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  $-0- per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3) Filing party:

        ------------------------------------------------------------------------

     (4) Date filed:

        ------------------------------------------------------------------------

---------------

  (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           [NORTHEAST UTILITIES LOGO]

--------------------------------------------------------------------------------
                      1999 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

Dear Shareholder:

     It is my pleasure to invite you to attend the 1999 Annual Meeting of Shareholders of Northeast Utilities on Tuesday, May 11, 1999, at 10:30 a.m., at the Radisson Hotel and Conference Center, Cromwell, Connecticut (directions are on reverse side).

     Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

     Whether or not you plan to attend the meeting, it is important that you complete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

     On behalf of your Board of Trustees, thank you for your continued support and interest in Northeast Utilities.

                                            Very truly yours,

                                            /s/ MICHAEL G. MORRIS

                                            Michael G. Morris
                                            Chairman of the Board, President and
                                            Chief Executive Officer

March 31, 1999

                    THE RADISSON HOTEL AND CONFERENCE CENTER
                          100 BERLIN ROAD (ROUTE 372)
                             CROMWELL, CONNECTICUT
                                 (860) 635-2000

TRAVELING NORTH OR SOUTH ON INTERSTATE 91:

     Take Interstate 91 to Exit 21. Turn left at the end of the exit ramp onto Berlin Road (Route 372). The Radisson will be on your left.

TRAVELING EAST ON INTERSTATE 84:

     Take Interstate 84 to Exit 27 to Route 691 East (Meriden/Middletown). Take Interstate 91 North to Exit 21. Turn left at the end of the exit ramp onto Berlin Road (Route 372). The Radisson will be on your left.

TRAVELING WEST ON INTERSTATE 84:

     Take Interstate 84 to Hartford Interchange to Interstate 91 South to Exit
21. Turn left at the end of the exit ramp onto Berlin Road (Route 372). The Radisson will be on your left.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 11, 1999

To the Shareholders of Northeast Utilities:

     The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, May 11, 1999, at 10:30 a.m., at the Radisson Hotel and Conference Center, Cromwell, Connecticut, for the following purposes:

     1.  To fix the number of Trustees at ten;

     2.  To elect ten Trustees for the ensuing year;

     3. To ratify the selection of Arthur Andersen LLP as independent auditors for 1999; and

     4. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 12, 1999 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the envelope enclosed for that purpose.

                                                            By order of the Board of Trustees,
                                                                  [/s/ CHERYL W. GRISE]
107 Selden Street                                                    Cheryl W. Grise
Berlin, Connecticut                                          Senior Vice President, Secretary
                                                                   and General Counsel

Mailing Address:
  Post Office Box 270
  Hartford, Connecticut 06141-0270

March 31, 1999
--------------------------------------------------------------------------------

                                   IMPORTANT

     SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on May 11, 1999, and at any adjournment thereof.

     Please read this proxy statement and fill in, date, sign and return the enclosed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly executed proxy card bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

     Only holders of common shares of record at the close of business on March 12, 1999 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On the record date, there were 137,120,486 common shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

     The principal office of Northeast Utilities is located at 174 Brush Hill Avenue, West Springfield, Massachusetts. The general offices of Northeast Utilities and its subsidiaries are located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying proxy card are being mailed to shareholders commencing March 31, 1999.

     An affirmative vote of a majority of the common shares outstanding as of the record date will be required to fix the number of Trustees at ten and to elect the ten nominees named below.

                             1.  NUMBER OF TRUSTEES

                             2.  ELECTION OF TRUSTEES

     Unless a shareholder specifies otherwise, the enclosed proxy will be voted to fix the number of Trustees for the ensuing year at ten and to elect the ten nominees named below as Trustees to serve until the next Annual Meeting and until their successors have been elected and shall have qualified. The nominee who has not been previously elected as a Trustee by shareholders is Mr. Raymond
L. Golden. Mr. Golden has served as an Associate Trustee of the Board since July 14, 1998. As an Associate Trustee, Mr. Golden provided advice and counsel to the Board and to the Finance Committee. He had no responsibilities or powers given to Trustees under the Declaration of Trust of Northeast Utilities.

     If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons. However, there is no reason to anticipate that any of the nominees will not be available.

     Set forth below is each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience during the past five years.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE TO FIX THE NUMBER OF TRUSTEES AT TEN AND FOR ELECTION OF THE TEN NOMINEES LISTED BELOW.

                           COTTON MATHER CLEVELAND
[PHOTO OF COTTON MATHER    (46 YEARS) 1992
CLEVELAND]                 President of Mather Associates, New London, New Hampshire (a
                           firm specializing in human resources, organizational and
                           board development). From 1991 until 1998, Ms. Cleveland was the founding Executive Director of Leadership New Hampshire.
                           She is currently a Director of The National Grange Mutual
                           Insurance Company and serves on the Board of the New
                           Hampshire Center for Public Policy. Ms. Cleveland is an
                           Incorporator for The Montshire Museum and for the Upper
                           Valley Community Foundation. She has served on the
                           University System of New Hampshire Board of Trustees as
                           Chair, Vice Chair and a member. She was formerly Co-Chair of the Governor's Commission on New Hampshire in the 21st
                           Century and an Incorporator for the New Hampshire Charitable
                           Foundation.
                           WILLIAM F. CONWAY
[PHOTO OF WILLIAM F.       (68 YEARS) 1997
CONWAY]                    President of William F. Conway & Associates, Inc.,
                           Scottsdale, Arizona (a management consulting firm to the
                           nuclear power industry). From 1989 to 1994 (retired July,
                           1994), Mr. Conway was Executive Vice President -- Nuclear of
                           Arizona Public Service Company, Phoenix, Arizona. Prior to
                           that, he was Senior Vice President of Nuclear Operations at
                           Florida Power & Light Company, Juno Beach, Florida. He is a
                           member of the American Nuclear Society. He served on the
                           Board of Directors of the Nuclear Utilities Management and
                           Resources Council and its Issues Management Committee. He
                           has also served on the Research Advisory Committee of the
                           Electric Power Research Institute and served as Chairman of its Nuclear Power Division Advisory Committee. A former
                           Chairman of the ABB Combustion Engineering Owners Group
                           Executive Committee, Mr. Conway currently serves on its
                           Advanced Light Water Reactor Executive Advisory Committee.
                           Having been a member of the Institute of Nuclear Power
                           Operations (INPO) Board of Directors, he currently serves on
                           INPO's Advisory Council and is a member of the Accrediting
                           Board of its National Academy for Nuclear Training. Mr.
                           Conway is a Director of First Energy Corporation and is
                           Chairman of its Nuclear Committee. He also serves on the
                           Nuclear Safety Review Board at several nuclear facilities.

                         E. GAIL DE PLANQUE
[PHOTO OF E. GAIL DE     (54 YEARS) 1995
PLANQUE]                 From 1991 to 1995, Dr. de Planque was a Commissioner with the United States Nuclear
                         Regulatory Commission. In 1967, Dr. de Planque joined the Health and Safety Laboratory of the United States Atomic Energy Commission. She served at the Laboratory, now known as the Environmental Measurements Laboratory, until December, 1991, as Deputy Director beginning in 1982 and as Director in 1987. She is a Fellow and past President of the
                         American Nuclear Society, a member of the National Academy of Engineering and the
                         National Council on Radiation Protection and Measurements, Secretary of the International
                         Nuclear Academy and a Director of British Nuclear Fuels, Inc. She is a member of the
                         Texas Utilities Electric Operations Review Committee; the External Advisory Committee,
                         Amarillo National Resource Center for Plutonium; the visiting Committee for the
                         Department of Nuclear Engineering, Massachusetts Institute of Technology; and a
                         consultant to the United Nation's International Atomic Energy Agency.
                         RAYMOND L. GOLDEN
[PHOTO OF RAYMOND L.     (61 YEARS)
GOLDEN]                  Independent Consultant. Previously Chairman Emeritus of BT Wolfensohn (provides strategic financial advisory and investment banking services), New York, New York, a business unit of BT Alex Brown Incorporated. From August, 1996 to December, 1997, Mr. Golden was
                         Chairman of BT Wolfensohn. Prior to that, he served as President of Wolfensohn & Company
                         (from 1995 until it merged with Bankers Trust in 1996). Mr. Golden is a Director of
                         Antigenics L.L.C. He also serves as a Trustee on the National Wildlife Federation
                         Endowment and the Board of the Jewish Federation of Palm Beach County.
                         ELIZABETH T. KENNAN
[PHOTO OF ELIZABETH T.   (61 YEARS) 1980
KENNAN]                  President Emeritus of Mount Holyoke College, South Hadley, Massachusetts. Previously
                         President of Mount Holyoke College. Dr. Kennan is a Director of Bell Atlantic, The Putnam
                         Funds, Franklin Pierce College, Talbots and Kentucky Home Mutual Insurance. She is also a member of the Folger Shakespeare Library Committee.

                           MICHAEL G. MORRIS
[PHOTO OF MICHAEL G.       (52 YEARS) 1997
MORRIS]                    Chairman of the Board, President and Chief Executive Officer
                           of Northeast Utilities and Chairman, Chief Executive Officer
                           and a Director of its principal subsidiaries. Mr. Morris is also a Director of Connecticut Yankee Atomic Power Company.
                           From 1994 to 1997, Mr. Morris was President and Chief
                           Executive Officer of Consumers Energy Company, Dearborn,
                           Michigan. Prior to that, he was Executive Vice President and
                           Chief Operating Officer of Consumers Energy Company. He is a
                           Director of the Institute of Nuclear Power Operations, the
                           Nuclear Energy Institute, the Edison Electric Institute, the
                           Association of Edison Illuminating Companies, Nuclear
                           Electric Insurance Limited and the Connecticut Business &
                           Industry Association. Mr. Morris is also a Regent of Eastern
                           Michigan University.
                           WILLIAM J. PAPE II
[PHOTO OF WILLIAM J.       (67 YEARS) 1974
PAPE II]                   Publisher, Waterbury Republican-American, Waterbury,
                           Connecticut (newspaper). Mr. Pape is President of
                           American-Republican, Inc. He is a Director of Platt Bros. &
                           Co. and Paper Delivery, Inc. He is a Trustee of the
                           Connecticut Policy and Economic Council, Inc. and the
                           Waterbury Y.M.C.A.
                           ROBERT E. PATRICELLI
[PHOTO OF ROBERT E.        (59 YEARS) 1993
PATRICELLI]                Chairman, President and Chief Executive Officer of Women's
                           Health USA, Inc., Avon, Connecticut (provides women's health care services). From 1987 to 1997, he was Chairman,
                           President and Chief Executive Officer of Value Health, Inc.,
                           Avon, Connecticut. Previously Executive Vice President of
                           CIGNA Corporation and President of CIGNA's Affiliated
                           Businesses Group. Mr. Patricelli has held various positions in the federal government, including White House Fellow in
                           1965; counsel to a United States Senate Subcommittee; Deputy
                           Undersecretary of the Department of Health, Education and
                           Welfare; and Administrator of the United States Urban Mass
                           Transportation Administration. He is a Director of Hartford
                           Life, Inc., Curagen Corporation, the Connecticut Business &
                           Industry Association, The Bushnell and Wesleyan University.

                           JOHN F. SWOPE
[PHOTO OF JOHN F.          (60 YEARS) 1992
SWOPE]                     Retired in 1997 as of counsel to the law firm of Sheehan
                           Phinney Bass + Green, Professional Association, Manchester,
                           New Hampshire. Previously President of Chubb Life Insurance
                           Company of America, Concord, New Hampshire (retired
                           December, 1994). He is a Trustee of Blue Cross Blue Shield
                           of New Hampshire and a Director of PBS Enterprises and New
                           Hampshire Public Television and the New Hampshire Business
                           Committee for the Arts. Mr. Swope is Vice Chairman of The
                           Currier Gallery of Art and a Trustee of Tabor Academy and
                           the New England Foundation for The Arts.
                           JOHN F. TURNER
[PHOTO OF JOHN F.          (56 YEARS) 1995
TURNER]                    President and Chief Executive Officer of The Conservation
                           Fund, Arlington, Virginia (a national nonprofit organization dedicated to land and water conservation and economic
                           development). From 1989 to 1993, Mr. Turner was Director of the United States Fish & Wildlife Service in the United
                           States Department of the Interior. He has also served as
                           President of the Wyoming State Senate. A former Chairman of the Board of Directors of the Bank of Jackson Hole, Mr.
                           Turner continues as a partner in the family ranch business in Wyoming. He is assisting schools of natural resources at the University of Wyoming, University of Michigan and Yale
                           University with wildlife and land use projects. He is a
                           member of the National Coal Council and a Director of Land
                           Trust Alliance and National Wildlife Refuge Association.

                     BOARD COMMITTEES AND RESPONSIBILITIES

     The Board of Trustees of Northeast Utilities has Audit, Compensation, Corporate Affairs, Corporate Governance, Executive, Finance and Nuclear Committees. The Board of Trustees does not have a Nominating Committee.

     The Audit Committee meets independently with the internal and independent auditors of Northeast Utilities and its subsidiaries to review the auditors' activities, procedures and recommendations. Following each meeting, the Committee reports to the full Board. The Committee recommends annually the appointment of Northeast Utilities' independent auditors for the coming year. The Audit Committee met four times in 1998. The members of the Committee are Messrs. Swope (Chair), Conway and Turner and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Compensation Committee reviews and adjusts, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries and establishes and implements an evaluation process for the Chief Executive Officer in conjunction with the Corporate Governance Committee. Following each meeting, the Committee reports to the full Board. The Compensation Committee met seven times in 1998. The members of the Committee are Messrs. Patricelli (Chair), Pape and Swope, Ms. Cleveland and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

     The Corporate Affairs Committee reviews the policies and practices of Northeast Utilities and its subsidiaries on public issues in areas such as health, safety, environmental and equal employment opportunity. Following each meeting, the Committee reports to the full Board. The Corporate Affairs Committee met three times in 1998. The members of the Committee are Messrs. Turner (Chair), Pape and Swope, Ms. Cleveland and Dr. Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Corporate Governance Committee recommends criteria for new Trustees and identifies prospective Board candidates. The Committee also evaluates the Board's performance and, in conjunction with the Compensation Committee, establishes and implements an evaluation process for the Chief Executive Officer. Following each meeting, the Committee reports to the full Board. The Corporate Governance Committee met five times in 1998. The members of the Committee are Dr. Kennan (Chair), Ms. Cleveland and Mr. Turner, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in Northeast Utilities' Declaration of Trust, during the intervals between meetings of the Board. The Executive Committee met one time in 1998. The members of the Executive Committee are Messrs. Morris (Chair), Patricelli and Swope and Drs. de Planque and Kennan. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

     The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Northeast Utilities and its subsidiaries. Following each meeting, the Committee reports to the full Board. The Finance Committee met three times in 1998. The members of the Finance Committee are Messrs. Morris (Vice Chair), Golden (who serves in an advisory capacity as an Associate Trustee of the Board) and Patricelli and Dr. Kennan. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

     The Nuclear Committee provides the Board with an independent basis for overseeing the safety and effectiveness of the nuclear program of the Northeast Utilities system. More recently, specific attention has been given to oversight of the recovery of Millstone Units 2 and 3; operation of Seabrook Unit 1; decommissioning activities of the Haddam Neck Plant and Millstone Unit 1; management's attention to nuclear safety; progress in resolving issues with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations and other independent evaluations of nuclear operations; and progress in resolving employee and community concerns. With the exception of meetings held by conference telephone, following each meeting the Committee reports to the full Board. The Nuclear Committee met twenty-seven times in 1998. The members of the Committee are Dr. de Planque (Chair), Ms. Cleveland and Messrs. Conway, Pape and Turner, none of whom is an employee of Northeast Utilities or its subsidiaries.

     In 1998, the Board of Trustees held ten meetings and Committees of the Board held a total of fifty meetings. All of the nominees for Trustee attended 75 percent or more of the aggregate number of meetings of the Board and the Committees of which they were members.

                              TRUSTEE COMPENSATION

     During 1998, each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated at an annual rate of $17,000 cash plus 250 common shares of Northeast Utilities, and received $900 for each meeting of the Board or its Committees attended. A non-employee Trustee who participates in a meeting of the Board or any of its Committees by conference telephone receives $675 per meeting. Also, a non-employee Trustee who is asked by either the Board of Trustees or the Chairman of the Board to perform extra services in the interest of the Northeast Utilities system may receive additional compensation of $1,000 per day plus necessary expenses. The Chairs of the Audit, the Compensation, the Corporate Affairs, the Corporate Governance and the Nuclear Committees were compensated at an additional annual rate of $3,500. In addition to the above compensation, Dr. Kennan is paid at the annual rate of $30,000 for the extra services performed as Lead Trustee. The Chair of the Nuclear Committee receives an additional retainer at the rate of $25,000 per year. Dr. de Planque, Chair of the Nuclear Committee, received a $25,000 payment in 1999 for the services provided relative to being Chair of the Nuclear Committee in 1998.

     Effective February 23, 1999, the annual retainer for a Trustee who is not an employee of Northeast Utilities or its subsidiaries was increased to $20,000 cash plus 500 common shares of Northeast Utilities and the $900 meeting fee was increased to $1,000.

     Under the terms of the Northeast Utilities Incentive Plan (Incentive Plan) adopted by shareholders at the 1998 Annual Meeting, in May, 1998, each non-employee Trustee automatically received an annual grant of options to purchase 2,500 common shares of Northeast Utilities. Receipt of shares acquired on exercise of these options may be deferred pursuant to the terms of the Northeast Utilities Deferred Compensation Plan for Trustees.

     In February, 1999, the Incentive Plan was amended to remove the fixed grant of options each year and to allow non-employee Trustees to receive stock-based grants to be specified from time to time. In February, 1999, each non-employee Trustee was granted nonqualified options to purchase 2,500 common shares.

     Prior to the beginning of each calendar year, each non-employee Trustee may irrevocably elect to have all or any portion of the cash compensation paid in the form of common shares of Northeast Utilities. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, each Trustee may also irrevocably elect to defer receipt of some or all cash and/or share compensation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Trustees and certain officers of Northeast Utilities and persons who beneficially own more than ten percent of the outstanding common shares of Northeast Utilities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Based on review of copies of such forms furnished to Northeast Utilities, or written representations that no Form 5 was required, Northeast Utilities believes that for the year ended December 31, 1998, all such reporting requirements were complied with in a timely manner.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

        NAME AND ADDRESS          AMOUNT AND NATURE OF   PERCENT OF
      OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     CLASS
      -------------------         --------------------   ----------
Barrow, Hanley, Mewhinney &            13,666,388(1)       10.0%
  Strauss, Inc.
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, TX

The Prudential Insurance Company        8,287,578(2)        6.0%
  of America
751 Broad Street
Newark, NJ

------------
(1) According to an amendment to Schedule 13G dated February 16, 1999, Barrow, Hanley, Mewhinney & Strauss, Inc. holds 13,666,388 common shares of Northeast Utilities. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 9,893,968 shares, shared voting power for 3,772,420 shares and sole dispositive power for 13,666,388 shares.

(2) According to an amendment to Schedule 13G dated January 27, 1999, The Prudential Insurance Company of America holds 8,287,578 common shares of Northeast Utilities. According to the Schedule 13G, The Prudential Insurance Company of America has sole voting power for 114,000 shares, shared voting power for 8,173,578 shares, sole dispositive power for 114,000 shares and shared dispositive power for 8,173,578 shares.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table provides information as of February 25, 1999, as to the beneficial ownership of the common shares of Northeast Utilities by each nominee for Trustee, each of the five highest paid executive officers of Northeast Utilities and its subsidiaries, and all nominees for Trustee and executive officers as a group. Unless otherwise noted, each nominee and executive officer has sole voting and investment power with respect to the listed shares.

                                       AMOUNT AND NATURE OF      PERCENT
               NAME                    BENEFICIAL OWNERSHIP    OF CLASS(1)
               ----                    --------------------    -----------
Cotton Mather Cleveland                        5,193(2)
William F. Conway                              6,941(2)(3)
E. Gail de Planque                             4,531(2)
John H. Forsgren                              43,995(4)
Raymond L. Golden                              1,772
Cheryl W. Grise                               22,008(5)
Elizabeth T. Kennan                            6,116(2)
Bruce D. Kenyon                               60,133(6)
Hugh C. MacKenzie                             23,782(7)
Michael G. Morris                             72,566(8)
William J. Pape II                             5,315(2)
Robert E. Patricelli                           9,286(2)
John F. Swope                                  7,848(2)
John F. Turner                                 3,038(2)
All Trustees and Executive Officers
as a Group (17 persons)                      297,388(9)

---------------
(1) As of February 25, 1999, the nominees for Trustee and the executive officers of Northeast Utilities and its subsidiaries, as a group, beneficially owned less than one percent of the common shares outstanding.

(2) Includes 2,500 shares that could be acquired by the beneficial owner pursuant to currently exercisable options.

(3) Mr. Conway shares investment and voting power with respect to 4,441 of these shares with his wife.

(4) These shares include 24,394 shares that could be acquired by Mr. Forsgren pursuant to currently exercisable options. These shares also include 8,213 restricted shares as to which Mr. Forsgren has voting but no investment power.

(5) Mrs. Grise shares voting and investment power with respect to 259 of these shares, which are held by her husband as custodian for their minor children. These shares also include 4,306 shares that could be acquired by Mrs. Grise pursuant to currently exercisable options. These shares also include 4,928 restricted shares as to which Mrs. Grise has voting but no investment power.

(6) These shares include 7,079 shares that could be acquired by Mr. Kenyon pursuant to currently exercisable options. These shares also include 39,544 restricted shares as to which Mr. Kenyon has voting but no investment power.

(7) These shares include 5,166 shares that could be acquired by Mr. MacKenzie pursuant to currently exercisable options. These shares also include 4,928 restricted shares as to which Mr. MacKenzie has voting but no investment power.

(8) Mr. Morris shares voting and investment power with respect to 1,333 of these shares with his wife. These shares also include 21,524 shares that could be acquired by Mr. Morris pursuant to currently exercisable options. These shares also include 34,100 restricted shares as to which Mr. Morris has voting but no investment power.

(9) Included in the group total are 4,906 shares that could be acquired by executive officers other than the named executive officers pursuant to currently exercisable options. The group total also includes 10,938 restricted shares as to which executive officers other than the named executive officers have voting but no investment power.

                             EXECUTIVE COMPENSATION

     The following tables present the cash and non-cash compensation received by the Chief Executive Officer and the next four highest paid executive officers of Northeast Utilities, in accordance with rules of the SEC:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                             ---------------------------------------
                                                ANNUAL COMPENSATION                    AWARDS               PAYOUTS
                                          --------------------------------   ---------------------------   ---------
                                                                                            SECURITIES       LONG
                                                                  OTHER      RESTRICTED     UNDERLYING       TERM
                                                                  ANNUAL        STOCK      OPTIONS/STOCK   INCENTIVE   ALL OTHER
                                                                 COMPEN-      AWARD(S)     APPRECIATION     PROGRAM     COMPEN-
       NAME AND PRINCIPAL                 SALARY      BONUS     SATION($)        ($)          RIGHTS        PAYOUTS    SATION($)
            POSITION               YEAR     ($)        ($)       (NOTE 1)     (NOTE 2)          (#)           ($)       (NOTE 3)
       ------------------          ----   -------   ---------   ----------   -----------   -------------   ---------   ----------
Michael G. Morris                  1998   757,692     891,000    134,376       255,261         64,574            --      22,731
  Chairman of the Board,           1997   258,333   1,350,000         --            --        500,000            --          --
    President
  and Chief Executive Officer      1996        --          --         --            --             --            --          --

Bruce D. Kenyon                    1998   500,000     300,000         --            --         21,236            --      14,800
  President -- Generation Group    1997   500,000     300,000         --       306,522        139,745            --          --
                                   1996   144,231     400,000         --       499,762             --            --          --

John H. Forsgren                   1998   373,077          --         --       378,787         73,183            --     104,800
  Executive Vice President and     1997   350,000          --         --        80,380        184,382            --      50,000
  Chief Financial Officer          1996   305,577          --     62,390            --             --            --          --

Hugh C. MacKenzie                  1998   270,000          --         --            --         15,496        37,652       7,500
  President -- Retail Business     1997   270,000          --         --       189,778        142,549        26,998       4,800
    Group
                                   1996   264,904          --         --            --             --        19,834       7,500

Cheryl W. Grise                    1998   209,231          --         --            --         12,916        20,720       6,123
  Senior Vice President,           1997   200,000          --         --       119,109         89,467        15,188       4,800
  Secretary and General Counsel    1996   200,000          --         --            --             --        10,937       6,000

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                   GRANT DATE
                                           INDIVIDUAL GRANTS                         VALUE
                        --------------------------------------------------------     -----
                         NUMBER OF
                         SECURITIES      % OF TOTAL
                         UNDERLYING     OPTIONS/SARS                               GRANT DATE
                        OPTIONS/SARS     GRANTED TO     EXERCISE OR                 PRESENT
                        GRANTED (#)      EMPLOYEES      BASE PRICE    EXPIRATION    VALUE($)
NAME                      (NOTE 4)     IN FISCAL YEAR     ($/SH)         DATE       (NOTE 4)
----                    ------------   --------------   -----------   ----------   ----------
Michael G. Morris          64,574           8.18%         16.3125     5/12/2008     255,417

Bruce D. Kenyon            21,236           2.69%         16.3125     5/12/2008      84,098

John H. Forsgren           73,183           9.28%         16.3125     5/12/2008     289,599

Hugh C. MacKenzie          15,496           1.96%         16.3125     5/12/2008      61,367

Cheryl W. Grise            12,916           1.64%         16.3125     5/12/2008      51,150

                                   FISCAL YEAR-END OPTION/ SAR VALUES

                        ---------------------------------------------------------
                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                               OPTIONS/SARS                  OPTIONS/SARs
                          AT FISCAL YEAR-END (#)        AT FISCAL YEAR END ($)
                        ---------------------------   ---------------------------
NAME                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -------------   -----------   -------------
Michael G. Morris         21,524         543,050           0          3,187,500
Bruce D. Kenyon            7,079         150,919           0            442,445
John H. Forsgren          24,394         229,234           0            583,766
Hugh C. MacKenzie          5,166         149,836           0            451,323
Cheryl W. Grise            4,306          96,167           0            283,260

NOTES TO SUMMARY COMPENSATION AND OPTION/SAR GRANTS TABLES:

1. Other annual compensation for Mr. Morris consists of 1998 relocation expense reimbursements, and for Mr. Forsgren consists of 1996 tax payments on a restricted stock award.

2. The aggregate restricted stock holdings by the five individuals named in the table were, at December 31, 1998, 137,719 shares with a value of $2,203,504. Awards shown for 1997 (except for additional awards made for Messrs. Kenyon and Forsgren - see below) were restricted stock unit grants under the Stock Price Recovery Incentive Program made on January 1, 1997 and vested on January 4, 1999. Mr. Kenyon also received 12,200 Restricted Stock Units on July 8, 1997, with a value at date of grant of $120,475, which will vest, as will the restricted shares granted to him in 1996, when Millstone Station is removed from the Nuclear Regulatory Commission's "watch list," provided that this occurs within three years of Mr. Kenyon's commencement of employment (September 3, 1996) and the Systematic Assessment of Licensee Performance and Institute of Nuclear Power Operations ratings of Seabrook Station have not materially changed from their 1996 levels, or, if earlier, when he is transferred to a new position at the Company or an affiliate, as defined. Mr. Forsgren also received 13,500 Restricted Stock Units on July 8, 1997, with a value at grant of $133,313, which vested, as did the restricted stock granted to him in 1996, on January 1, 1999. Any dividends paid on restricted stock and units are reinvested into additional restricted stock and units, respectively, subject to the same vesting schedule.

3. "All Other Compensation" consists of employer matching contributions under the Northeast Utilities Service Company 401k Plan, generally available to all eligible employees, special matching contributions under the Northeast Utilities Deferred Compensation Plan for Executives (Mr. Morris: $17,931, Mr.
   Kenyon: $10,000, Mr. MacKenzie: $2,700, Mrs. Grise: $1,343), and, in the case of Mr. Forsgren, retention payments ($100,000 in 1998, $50,000 in 1997).

4. These options were granted on May 12, 1998 under the Incentive Plan (except for Mr. Morris's options, and 45,919 of Mr. Forsgren's options, which were granted May 19, 1998). All options granted vest one-third on grant date, one-third on May 12, 1999 and one-third on May 12, 2000. Valued using the Black-Scholes option pricing model, with the following assumptions:
   Volatility: 34.97 percent (36 months of monthly data); Risk-free rate: 5.88 percent; Dividend yield: 5.54 percent (36 months of monthly data); Exercise date: May 12, 2008.

                                PENSION BENEFITS

     The following table shows the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that retirement occurs at age 65 and that the officer is at that time not only eligible for a pension benefit under the Northeast Utilities Service Company Retirement Plan (the Retirement Plan) but also eligible for the make-whole benefit and the target benefit under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental Plan). The Supplemental Plan is a non-qualified pension plan providing supplemental retirement income to system officers. The make-whole benefit under the Supplemental Plan, available to all officers, makes up for benefits lost through application of certain tax code limitations on the benefits that may be provided under the Retirement Plan, and includes as "compensation" awards under the executive incentive plans and deferred compensation (as earned). The target benefit further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to participate in the target benefit and who remain in the employ of Northeast Utilities companies until at least age 60 (unless the Board of Trustees sets an earlier age).

     The benefits presented below are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivorship annuity payments. Final average compensation for purposes of calculating the target benefit is the highest average annual compensation of the participant during any 36 consecutive months compensation was earned. Compensation taken into account under the target benefit described above includes salary, bonus, restricted stock awards, and long-term incentive payouts shown in the Summary Compensation Table, but does not include employer matching contributions under the 401k Plan. In the event that an officer's employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any disability benefits payable to the recipient that are attributable to contributions made by Northeast Utilities and its subsidiaries under long term disability plans and policies.

                                 ANNUAL BENEFIT

                                          YEARS OF CREDITED SERVICE
                             ----------------------------------------------------
FINAL AVERAGE COMPENSATION      15         20         25         30         35
--------------------------   --------   --------   --------   --------   --------
        $  200,000           $ 72,000   $ 96,000   $120,000   $120,000   $120,000
           250,000             90,000    120,000    150,000    150,000    150,000
           300,000            108,000    144,000    180,000    180,000    180,000
           350,000            126,000    168,000    210,000    210,000    210,000
           400,000            144,000    192,000    240,000    240,000    240,000
           450,000            162,000    216,000    270,000    270,000    270,000
           500,000            180,000    240,000    300,000    300,000    300,000
           600,000            216,000    288,000    360,000    360,000    360,000
           700,000            252,000    336,000    420,000    420,000    420,000
           800,000            288,000    384,000    480,000    480,000    480,000
           900,000            324,000    432,000    540,000    540,000    540,000
         1,000,000            360,000    480,000    600,000    600,000    600,000
         1,100,000            396,000    528,000    660,000    660,000    660,000
         1,200,000            432,000    576,000    720,000    720,000    720,000

     Each of the executive officers of Northeast Utilities named in the Summary Compensation Table on page 10 is currently eligible for a target benefit, except Messrs. Morris and Kenyon, whose Employment Agreements provide specially calculated retirement benefits, based on their previous arrangements with CMS Energy/Consumers Energy Company (CMS) and South Carolina Electric and Gas, respectively. Mr. Morris's agreement provides that upon retirement after reaching the fifth anniversary of his employment date with the Company (or upon disability or termination without cause or following a change in control, as defined, of the Company) he will be entitled to receive a special retirement benefit calculated by applying the benefit formula of the CMS Supplemental Executive Retirement Plan to all compensation earned from the Company and to all service rendered to the Company and CMS. If Mr. Kenyon retires with at least three years but less than five years of service with the Company, he will be deemed to have five years of service for purpose of his special retirement benefit, and if he retires with at least three years of service with the Company, he will receive a lump sum payment of $500,000.

     As of December 31, 1998, the five current executive officers named in the Summary Compensation Table had the following years of credited service for purposes of calculating target benefits under the Supplemental Plan (or in the case of Messrs. Morris and Kenyon, for purposes of calculating the special retirement benefits under their respective Employment Agreements): Mr.
Morris -- 20, Mr. Kenyon -- 2, Mr. Forsgren -- 2, Mr. MacKenzie -- 33 and Mrs. Grise -- 18. Assuming that retirement were to occur at age 65 for these officers, retirement would occur with 33, 11, 15, 41 and 37 years of credited service, respectively.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Northeast Utilities Service Company (NUSCO) has entered into employment agreements (the Officer Agreements) with each of the named executive officers. The Officer Agreements are also binding on Northeast Utilities and on each majority-owned subsidiary of Northeast Utilities.

     Each Officer Agreement obligates the officer to perform such duties as may be directed by the NUSCO Board of Directors or the Northeast Utilities Board of Trustees, protect the Company's confidential information, and refrain, while employed by the Company and for a period of time thereafter, from competing with the Company in a specified geographic area. Each Officer Agreement provides that the officer's base salary will not be reduced below certain levels without the consent of the officer, and that the officer will participate in specified benefits under the Supplemental Executive Retirement Plan or other supplemental retirement programs (see Pension Benefits, above) and/or in certain executive incentive programs at specified incentive opportunity levels.

     Each Officer Agreement provides for a specified employment term and for automatic one-year extensions of the employment term unless at least six months' notice of non-renewal is given by either party. The employment term may also be ended by the Company for "cause", as defined, at any time (in which case no supplemental retirement benefit, if any, shall be due), or by the officer on thirty days' prior written notice for any reason. Absent "cause", the Company may remove the officer from his or her position on sixty days' prior written notice, but in the event the officer is so removed and signs a release of all claims against the Company, the officer will receive one or two years' base salary and annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock.

     Under the terms of an Officer Agreement, upon any termination of employment following a change of control, as defined, between (a) the earlier of the date shareholders approve a change of control transaction or a change of control transaction occurs and (b) the earlier of the date, if any, on which the Board of Trustees abandons the transaction or the date two years following the change of control, if the officer signs a release of all claims against the Company, the officer will be entitled to certain payments including a multiple (not to exceed four) of annual base salary, annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock. Certain of the change in control provisions may be modified by the Board of Trustees prior to a change in control, on at least two years' notice to the affected officer(s).

     Besides the terms described above, the Officer Agreements of Messrs. Morris, Kenyon and Forsgren provide for a specified salary, cash, restricted stock and/or stock options upon employment, special incentive programs and/or special retirement benefits. See Summary Compensation Table and Pension Benefits, above, for further description of these provisions. Mr. Kenyon's Officer Agreement also provides for a special short term incentive compensation program in lieu of a portion of the Stock Price Recovery Incentive Program. Under this special program Mr. Kenyon is eligible to receive a payment up to 100 percent of base salary depending on his fulfillment of certain incentive goals for each of the years ending August 31, 1997 and August 31, 1998, and for the 16 month period ending December 31, 1999.

     The descriptions of the various agreements set forth above are for purpose of disclosure in accordance with the proxy and other disclosure rules of the SEC and shall not be controlling on any party; the actual terms of the agreements themselves determine the rights and obligations of the parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND STRATEGY

     The Compensation Committee of the Board of Trustees (the Committee) is the administrator of executive compensation for the executives of the Northeast Utilities system (the Company) with authority to establish and interpret the terms of the Company's executive salary and incentive programs. The goal of the Committee's executive compensation program for 1998 was to provide a competitive compensation package to enable the Company to attract and retain key executives both during this critical turnaround period for the Company and with an eye towards the future in a more competitive environment. The Committee further sought to align executive interests with those of Northeast Utilities' shareholders and with Company performance by increased use of share-based incentives.

     To help achieve these goals, the Committee drew upon information from a variety of sources, including compensation consultants, utility and general industry surveys, and other publicly available information, including proxy statements. In 1998, the Company's comparison groups for purposes of executive compensation consisted of a consultant's database of roughly 700 companies from a broad variety of industries, a consultant's database of over 90 electric and combination electric and gas utilities, and a smaller group of ten electric utilities whose operating characteristics were substantially similar to those of the Company in terms of generation mix and customer size. Nine of the ten companies are included in the Standard & Poor's (S&P) Electric Companies Index, which is the index used in the share performance chart shown on page 17.

BASE SALARY

     The Committee sets base salary ranges for all executive officers and sets the annual base salary for each executive officer except for the Chief Executive Officer (CEO), whose base salary is set by the Board of Trustees following a recommendation by the Committee. In 1998, the Committee reviewed the base salary levels of the Company's entire officer group against those of the 90 utility market comparison group with a goal of targeting aggregate officer base salary to the median. The Committee periodically adjusts officers' base salaries to reflect considerations such as changes in responsibility, market sensitivity, individual performance and internal equity. The CEO's base salary was increased by 3.33 percent in 1998 based on the market review and the Committee's judgment as to his past and expected future performance.

STOCK PRICE RECOVERY INCENTIVE PROGRAM

     During 1996, the Committee established a special Stock Price Recovery Incentive Program for eight senior officers, including the four executive officers listed in the Summary Compensation Table other than the CEO, in lieu of other executive incentive programs for 1996-1998. The purpose of the program was to focus these senior officers on achieving fundamental business goals relative to the challenges of nuclear operations and industry restructuring, with a net effect of advancing shareholder interests through share price recovery. Awards under the program vested on January 1, 1999, in the form of common shares and stock appreciation rights.

ANNUAL INCENTIVE AWARDS

     The Committee established an Annual Incentive Bonus Program during 1998 for officers not participating in the Stock Price Recovery Incentive Program. The bonus payout target was 80 percent of base salary for the CEO, and varied from 20 to 25 percent of base salary for those officers that did not participate in the Stock Price Recovery Incentive Program. The Annual Incentive Bonus Program was designed to calculate actual aggregate payouts based on the Company's performance against an earnings per share goal. Individual awards were made from this bonus pool in cash in February, 1999 and for participants other than the CEO were based upon individual performance as measured against pre-established individual goals. The CEO received a cash award under this program at his target level. Based on Company performance during 1998, the Board also approved an award of common shares for the CEO having a value equal to 35 percent of his base salary for 1998.

LONG-TERM INCENTIVE GRANTS

     Long-term incentive grants were made in May, 1998 to each executive officer and other officers and key employees of the Company. The Committee targeted these awards such that the total of base pay, target annual incentive awards, and long-term incentive awards for the officer group would be at the 75th percentile of the 90 utility market comparison group. Except for participants in the Stock Price Recovery Incentive Program, one-half of the grants' intended value was made in restricted stock and one-half was made in stock options. Grants under this program to participants in the Stock Price Recovery Incentive Program were reduced to reflect their participation in that program and were made entirely in stock options. The CEO's grant was targeted at 60 percent of base salary, as required by his employment agreement.

LONG TERM INCENTIVE PAYOUTS

     During 1998, the Committee made awards under the 1995-1997 long-term incentive program. Awards, in common shares, were based on the Company's relative ranking against a group of electric utilities with respect to shareholder return and cost of service. Achievement of goals was less than target and resulted in awards that were 49.5 percent of target.

INTERNAL REVENUE SERVICE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee believes that its compensation program will adequately respond to issues raised by the deductibility cap placed on executive salaries by Section 162(m) of the Internal Revenue Code because of the use of stock options and qualified performance-based compensation in Company incentive programs.

                                            Respectfully submitted,

                                            Robert E. Patricelli, Chairman
                                            William J. Pape II, Vice Chairman
                                            Cotton Mather Cleveland
                                            E. Gail de Planque
                                            Elizabeth T. Kennan
                                            John F. Swope

Dated: February 23, 1999

                            SHARE PERFORMANCE CHART

     The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the S&P 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC:

        (Assumes $100 invested on January 1, 1994 in Northeast Utilities common shares,
         S&P 500 Stock Index and S&P Electric Companies index with all dividends reinvested)
[NORTHEAST UTILITIES SHARE PERFORMANCE CHART]

                                                        NU COMMON            S&P ELECTRIC COMPANIES              S&P 500
                                                        ---------            ----------------------              -------
                                                           100                         100                         100
'1994'                                                      98                          87                         101
'1995'                                                     119                         114                         139
'1996'                                                      71                         114                         171
'1997'                                                      66                         144                         229
'1998'                                                      89                         166                         294

                 3.  RATIFICATION OF THE SELECTION OF AUDITORS

     The firm of Arthur Andersen LLP, independent public accountants, was selected by the Board of Trustees, and approved by the shareholders, to serve as independent auditors of Northeast Utilities and its subsidiaries for 1998.

     Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection by the Board of Trustees of Arthur Andersen LLP to audit the accounts of Northeast Utilities and its subsidiaries for 1999. Representatives of Arthur Andersen LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               4.  OTHER MATTERS

     The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

                                 ANNUAL REPORT

     Northeast Utilities' Annual Report to Shareholders for the year ended December 31, 1998, including financial statements, is being mailed with or prior to this proxy solicitation material. An additional copy of the Annual Report will be mailed to any shareholder upon request.

                        COST OF SOLICITATION OF PROXIES

     The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, officers or employees of Northeast Utilities or NUSCO, or by an independent company, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $12,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial owners of common shares held as of March 12, 1999.

                               LEGAL PROCEEDINGS

     As previously disclosed in reports filed with the SEC pursuant to the Securities Exchange Act of 1934, The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO), through Northeast Nuclear Energy Company, a subsidiary of Northeast Utilities, operate Millstone Unit 3 on behalf of the facility's joint owners. On August 7, 1997, the non-Northeast Utilities owners of Millstone 3 filed demands for arbitration with CL&P and WMECO, as well as three lawsuits in Massachusetts Superior Court against Northeast Utilities and many of its current and former Trustees. The non-Northeast Utilities owners raise a number of contract, tort and statutory claims, arising out of the operation of Millstone 3, and seek to recover compensatory damages, punitive damages, treble damages and attorneys' fees. Hearings in the arbitration proceeding are scheduled to commence in the fall of 1999. The lawsuits have now been consolidated and the defendants, including Northeast Utilities, recently moved for summary judgment of those actions.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     To be included in the proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders, proposals by shareholders must be received no later than December 1, 1999, and must satisfy the conditions established by the SEC. Shareholder proposals submitted to be considered at the 2000 Annual Meeting without inclusion in next year's proxy materials must be received no later than February 14, 2000. If Northeast Utilities is not notified of a shareholder proposal by February 14, 2000, then proxies held by management may provide the discretion to vote against such proposal, even though such proposal is not discussed in the proxy statement. Proposals should be addressed to Theresa Hopkins Allsop, Assistant Secretary, Post Office Box 270, Hartford, Connecticut 06141-0270.

                                          By order of the Board of Trustees,
                                          [/s/ CHERYL W. GRISE]
                                          Cheryl W. Grise
                                          Senior Vice President, Secretary
                                          and General Counsel

                           ANNUAL REPORT ON FORM 10-K

     Northeast Utilities will provide shareholders with a copy of its 1998 Annual Report on Form 10-K to the SEC, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

                             THERESA HOPKINS ALLSOP
                              ASSISTANT SECRETARY
                              NORTHEAST UTILITIES
                              POST OFFICE BOX 270
                        HARTFORD, CONNECTICUT 06141-0270

PRINTED ON RECYCLED PAPER                                                   LOGO

P R O X Y                     NORTHEAST UTILITIES                     P R O X Y


            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 11, 1999

The undersigned appoints MICHAEL G. MORRIS and WILLIAM J. PAPE II, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Northeast Utilities to be held on May 11, 1999, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1, 2 and 3.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                                     (OVER)

AD6965-1 REV. 1-99

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Fix the number of Trustees at ten.
                                              / / FOR  / / AGAINST  / / ABSTAIN

2. Election of the ten Trustees nominated.
                            / / FOR  / / FOR ALL EXCEPT AS MARKED  / / WITHHELD

   To vote for all nominees, mark the "FOR" box. To withhold voting for a particular nominee(s), mark the "FOR ALL EXCEPT AS MARKED" box and strike a line through the name of the nominee(s) in the list below. To withhold voting on all nominees, mark the "WITHHELD" box.

   Cotton Mather Cleveland, William F. Conway, E. Gail de Planque, Raymond L. Golden, Elizabeth T. Kennan, Michael G. Morris, William J. Pape II, Robert E. Patricelli, John F. Swope, John F. Turner.

3. Ratification of Arthur Andersen LLP as independent auditors for 1999.
                                              / / FOR  / / AGAINST  / / ABSTAIN

                         The undersigned hereby acknowledges receipt of notice of meeting and related proxy statement.

                         Date __________________________________________, 1999

                         Signed ______________________________________________

                         Signed ______________________________________________

                         Please sign in the same form as name appears hereon. If the shares are registered in more than one name, each joint owner or fiduciary should sign. Fiduciaries and corporate officers should indicate their titles.

                         I plan to attend the meeting. / /Yes  / / No